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                                                                     Exhibit 3.1


              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                  8% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF
                            CENTURY ALUMINUM COMPANY


                  CENTURY ALUMINUM COMPANY (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and pursuant to Section 151 of the General Corporation Law of the State of Delaware, a Committee of the Board of Directors of the Company, at a meeting duly held on March 28, 2001, duly adopted resolutions authorizing a series of the Company's previously authorized Preferred Stock, par value $0.01 per share with the following preferences and rights:

SECTION 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the 8% Cumulative Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 500,000. The par value of each share of Preferred Stock shall be $0.01. Each share of Preferred Stock shall have a stated value of $50.00 per share (the "Stated Value").

SECTION 2. Dividends.

                  (a) Holders of Preferred Stock shall be entitled to receive and the Company shall pay, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the rate per share (as a percentage of the Stated Value per share) equal to 8% per annum, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 (each, a "Dividend Payment Date") and on the Conversion Date (as hereinafter defined). Dividends on the Preferred Stock shall accrue daily commencing on the Original Issue Date (as defined in Section 7) and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The person that is shown on the Company's records as the holder of the Preferred Stock on an applicable record date (the "Holder") for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable Dividend Payment Date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on the Preferred Stock, such payment shall be distributed ratably among the Holders of the Preferred Stock based upon the number of shares held by each Holder.

                  (b) So long as any Preferred Stock shall remain outstanding, unless all accrued dividends payable on the Preferred Stock for all prior Dividend Payment Dates shall have been paid, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire, directly or indirectly, any Common Stock (as defined in Section 5) or any shares of any other capital stock of the Company, ranking junior to the Preferred Stock in respect of dividends or liquidation preference, except the repurchase of shares of capital stock of the Company held by officers, directors or employees or former officers, directors or employees (or
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their estates or beneficiaries), upon death, disability, retirement, severance or termination of employment, or in order to satisfy tax withholding obligations of such persons upon the exercise of options or the vesting of performance shares or pursuant to any agreement under which such shares were issued, nor shall the Company directly or indirectly pay or declare any cash dividend or make any cash distribution (other than a dividend or distribution described in Section 5) upon, nor shall any cash distribution be made in respect of, any Common Stock or any other capital stock of the Company ranking junior to the Preferred Stock in respect of dividends or liquidation preference, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Common Stock or any shares of any other capital stock of the Company, ranking junior to the Preferred Stock in respect of dividends or liquidation preference, except as described above.

SECTION 3. Voting Rights. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall have no voting rights. So long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock, through an amendment to the Company's Certificate of Incorporation or otherwise, (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined below) senior to, prior to or pari passu with the Preferred Stock, or
(iii) reorganize or reclassify the capital stock of the Company or merge or consolidate with or into any other company or entity.

SECTION 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value, plus an amount equal to the then accrued but unpaid dividends per share, whether declared or not, but without interest ("Liquidation Preference"), before any distribution or payment shall be made to the holders of Common Stock or any other capital stock of the Company junior in respect of distribution of assets, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the Holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company, other than to a domestic subsidiary of the Company, shall be deemed a Liquidation; however, a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each record Holder of Preferred Stock.

SECTION 5. Conversion.

                  (a) Right to Convert. Each Holder of the Preferred Stock shall have the right at any time and from time to time, at the option of such Holder, to convert any or all Preferred Stock held by such Holder, into such number of fully paid, validly issued and nonassessable shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), free and clear of any liens, claims or encumbrances created by the Company, as is determined by dividing


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(i) the Liquidation Preference times the number of shares of Preferred Stock being converted ("Conversion Amount"), by (ii) the applicable Conversion Price (determined as hereinafter provided) in effect on the Conversion Date. Immediately following such conversion, the rights of the Holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as then having become the owners of such Common Stock. The right to convert any shares of Preferred Stock called for redemption under Section 6 shall continue until and shall expire at 4:30 New York time on the last business day prior to the redemption date. Any conversion of Preferred Stock by any Holder shall be of a minimum number of 1,000 shares of Preferred Stock, except in the event that any Holder holds less than 1,000 shares of Preferred Stock, in which case, all such shares held by such Holder may be converted.

                  (b) Mechanics of Conversion. To convert Preferred Stock into Common Stock, the Holder shall give written notice ("Conversion Notice") to the Company (which Conversion Notice may be given by facsimile transmission no later than the Conversion Date) stating that such Holder elects to convert the same and shall state therein the number of shares of Preferred Stock to be converted and the name or names in which such Holder wishes the certificate or certificates for Common Stock to be issued (the conversion date specified in such Conversion Notice shall be referred to herein as the "Conversion Date"). As soon as possible after delivery of the Conversion Notice, such Holder shall surrender the certificate or certificates representing the Preferred Stock being converted, duly endorsed, at the office of the Company or, if identified in writing to all the Holders by the Company, at the offices of any transfer agent for the Preferred Stock. The Company shall, upon receipt of such Conversion Notice, issue and deliver to or upon the order of such Holder, against delivery of the certificates representing the Preferred Stock which have been converted, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled (with the number of and denomination of such certificates designated by such Holder), and the Company shall immediately issue and deliver to such Holder a certificate or certificates for the number of shares of Preferred Stock (including any fractional shares) which such Holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Company in connection with such Conversion Notice. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Company or its transfer agent or the Holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Preferred Stock, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder, by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Conversion Date. The Company's obligation to


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issue Common Stock upon conversion of Preferred Stock shall, except with respect to the Holder's compliance with the notice and delivery requirements set forth above in this Section 5(b), be absolute, is independent of any covenant of the Holder of Preferred Stock, and shall not be subject to: (i) any offset or defense, or (ii) any claims against the Holders of Preferred Stock whether pursuant to this Certificate of Designation, the Purchase Agreement (as defined in Section 7) or otherwise. In the event that the Company disputes the Holder's computation of the number of shares of Common Stock to be received, then the Company shall deliver to the Holder the number of shares of Common Stock not in dispute and shall seek to mutually agree with the Holder in good faith on the correct number of shares to be received.

                  (c) Determination of Conversion Price. The Conversion Price applicable with respect to the Preferred Stock (the "Conversion Price"), subject to the adjustments set forth below, shall be $17.92 per share.

                  (d) Stock Splits; Dividends; Adjustments.

                           (i) If the Company, at any time while the Preferred Stock is outstanding shall, (A) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (ii) In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock (other than the Preferred Stock), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock ("Convertible Securities") (other than shares or options issued or which may be issued pursuant to (A) the Company's current or future employee or director stock incentive or option plans or shares issued upon exercise of options, warrants or rights or upon the vesting of performance shares outstanding on the date of the Purchase Agreement and listed in the Company's most recent periodic report filed under the Securities Exchange Act of 1934, as amended, (B) arrangements with the Holders of Preferred Stock, or (C) upon the conversion of the Preferred Stock) ("Exempted Issuances") at an effective purchase price per share which is less than the Per Share Market Value (as defined in Section 7) of the Common Stock on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the record date fixed for the determination of stockholders entitled to receive Common Stock or Convertible Securities (the "Fair Market Price"), the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be reduced effective concurrently with such issue or sale to an amount


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         determined by multiplying the Conversion Price then in effect by a fraction, (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (y) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at the Fair Market Price, and (2) the denominator of which shall be the number of shares of Common Stock and Convertible Securities of the Company outstanding immediately after such issue or sale. For the purposes of the foregoing adjustment, shares of Common Stock owned by or held on account of the Company or any subsidiary shall not be deemed outstanding for the purpose of any such computation. In addition, for the purposes of the foregoing adjustment, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, and the aggregate consideration received by the Company for the issuance or sale of such Convertible Securities shall be deemed to include any consideration that would be received by the Company in connection with the exercise, exchange or conversion of such Convertible Securities, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 5(c) pursuant to this Section 5(d)(ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price designated in Section 5(c) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (iii) If the Company, at any time while the Preferred Stock is outstanding, shall distribute to all holders of Common Stock evidence of its indebtedness or assets or cash (other than ordinary cash dividends) or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Sections 5(d)(i) or 5(d)(ii) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to Holders of the Preferred Stock, the amount of such indebtedness, assets, cash or rights or warrants which the Holders of Preferred Stock would have received had they converted all their Preferred Stock into Common Stock immediately prior to the record date for such distribution.

                           (iv) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (v) Whenever the Conversion Price is adjusted pursuant to this Section 5(d), the Company shall promptly mail to each Holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.


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                           (vi) No adjustment in the Conversion Price shall
         reduce the Conversion Price below the then par value of the Common
         Stock.

                           (vii) The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days and if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced, the Company shall mail to the Holders of Preferred Stock a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 5(d)(i), (ii), or (iii).

                           (viii) If:

                                    A. In the event of any taking by the Company
                  of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                                    B. The Company shall declare a special
                  nonrecurring cash dividend on or a redemption of its Common Stock; or

                                    C. The approval of any stockholders of the
                  Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                                    D. The Company shall authorize the voluntary
                  or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

                  then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share


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                  exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (e) Reorganization, Merger or Going Private. In case of any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another person, any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act, the Holders of the Preferred Stock then outstanding shall be deemed to have converted their Preferred Stock into Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or share exchange and shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reorganization, reclassification, consolidation, merger or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reorganization, reclassification, consolidation, merger or share exchange would have been entitled. The terms of any such reorganization, reclassification, consolidation, merger or share exchange shall include such terms so as to continue to give to the Holder of Preferred Stock the right to receive the securities or property set forth in this Section 5(e) upon any conversion following such reorganization, reclassification, consolidation, merger or share exchange. This provision shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, or share exchanges.

                  (f) Other Actions. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and will at all times in good faith assist in the carrying out of all of the provisions of this Section 5 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Preferred Stock against impairment.

                  (g) Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other contingent purchase rights of persons other than the Holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments of Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable. The Company promptly will take such corporate action as may, in the opinion of its counsel, which may be an employee of the Company, be necessary to increase its authorized but unissued shares


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of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval.

                  (h) Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted by applicable law, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (i) Taxes. The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (j) Status of Converted or Redeemed Shares. Shares of Preferred Stock converted into Common Stock or redeemed shall be canceled and shall have the status of authorized but unissued shares of Preferred Stock.

                  (k) Giving of Notice. Each Conversion Notice shall be given
(i) by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company, (ii) by overnight courier or (iii) by hand. Any such notice shall be deemed given and effective upon the earliest to occur of (1)(a) if such Conversion Notice is delivered via facsimile prior to 4:30 p.m. (local time in New York, NY) on any date, such date or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile after 4:30 p.m. (local time in New York, NY) on any date, the next date or such later date as is specified in the Conversion Notice, (2) if such Conversion Notice is delivered by overnight courier, two business days after delivery to a nationally recognized overnight courier service or (3) if such Conversion Notice is delivered by hand, upon actual receipt.

SECTION 6. Redemption. The Company may, at the option of the Board of Directors, redeem all or any part of the outstanding Preferred Stock at any time after the third anniversary of the Original Issue Date, by paying for each share so redeemed the redemption prices listed below, together with an amount equal to all cumulative dividends accrued and unpaid thereon to the date fixed for redemption, provided that notice of redemption is sent by certified mail to the Holders of the Preferred Stock to be redeemed at least 40 but not more than 60 days prior to the date of redemption specified in such notice, addressed to each such Holder at his/her address as it appears in the records of the Company. On or after the redemption date, each Holder of shares of Preferred Stock to be redeemed shall present and surrender his/her certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the redemption


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price of such shares shall be paid to or to the order of the person whose name appears on such certificate or certificates as the owner thereon and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificates are redeemed, a certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Company in payment of the redemption price) all dividends on the shares of Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the Holders thereof as stockholders of the Company, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, without interest, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company prior to the redemption date may deposit the redemption price of the shares of Preferred Stock so called for redemption in trust for the Holders thereof with a bank or trust company (having a capital and surplus of not less than $500,000,000) in which case such notice to Holders of the Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such Holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the Holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Company at said office of such bank and trust company, and the right of conversion (on or before the close of business on the last business day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Company. Any interest accrued on such funds shall be paid to the Company from time to time. Any moneys so deposited which shall remain unclaimed by the Holders of such Preferred Stock at the end of three years after the redemption date shall be returned by such bank or trust company to the Company after which the Holders of the Preferred Stock shall look only to the Company for payment of the redemption price. In the event that less than all the outstanding shares of Preferred Stock are to be redeemed at one time, the shares so to be redeemed shall be redeemed pro rata. The prices at which each share of Preferred Stock may be redeemed during the periods set forth below are as follows:

         Prior to the third anniversary of the Original Issue Date: No right to redeem.

         After the third anniversary of the Original Issue Date but before the
         fourth anniversary of the Original Issue Date:     $52.00 together with
                                    an amount equal to all cumulative dividends accrued and unpaid thereon to the date of redemption.

         After the fourth anniversary of the Original Issue Date but before the
         fifth anniversary of the Original Issue Date:      $51.60 together with
                                    an amount equal to all cumulative dividends accrued and unpaid thereon to the date of redemption.


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         After the fifth anniversary of the Original Issue Date but before the
         sixth anniversary of the Original Issue Date:      $51.20 together with
                                    an amount equal to all cumulative dividends accrued and unpaid thereon to the date of redemption.

         After the sixth anniversary of the Original Issue Date but before the
         seventh anniversary of the Original Issue Date:    $50.80 together with
                                    an amount equal to all cumulative dividends accrued and unpaid thereon to the date of redemption.

         After the seventh anniversary of the Original Issue Date but before the
         eighth anniversary of the Original Issue Date:     $50.40 together with
                                    an amount equal to all cumulative dividends accrued and unpaid thereon to the date of redemption.

         After the eighth anniversary of the Original Issue Date:
                                    $50.00 together with an amount equal to all cumulative dividends accrued and unpaid thereon to the date of redemption.

SECTION 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Original Issue Date" shall mean the date of the first issuance of any shares of Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                  "Per Share Market Value" means on any particular date (a) the closing sales price per share of the Common Stock on such date on The Nasdaq Stock Market or if the Common Stock is not listed on The Nasdaq Stock Market, on such other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing sales price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on The Nasdaq Stock Market or any stock exchange, the closing sales price for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted on the NASD, the closing sales price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company)(an "Appraiser") selected in good faith by the Holders of a majority of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.


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                  "Purchase Agreement" means the Cumulative Convertible
Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

                  "Trading Day" means (a) a day on which the Common Stock is traded on The Nasdaq Stock Market or principal stock exchange on which the Common Stock is then listed, or (b) if the Common Stock is not listed on The Nasdaq Stock Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  IN WITNESS WHEREOF, Century Aluminum Company has caused this certificate to be signed by Gerald J. Kitchen, its Executive Vice President, General Counsel and Chief Administrative Officer and attested by, Daniel J. Krofcheck, its Vice President and Treasurer, this 28th day of March 2001.

                                     CENTURY ALUMINUM COMPANY


                                     By:     /s/ Gerald J. Kitchen
                                             -----------------------------------
                                             Executive Vice President, General
                                             Counsel and Chief Administrative
                                             Officer




Attest:

By: /s/ Daniel J. Krofcheck
    ----------------------------
    Vice President and Treasurer



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